BofI Federal Bank Signs Agreement to Acquire $3 Billion of Deposits from Nationwide Bank

SAN DIEGO, CA - (BUSINESSWIRE) 8/3/18 - BofI Holding, Inc. (NASDAQ: BOFI) (the “Company”), parent of BofI Federal Bank (“BofI” or the “Bank”), announced today that the Bank has signed a deposit purchase and assumption agreement (“DAA”) with Nationwide Bank to acquire approximately $3 billion in deposits from Nationwide Bank, including $1 billion in checking, savings and money market accounts and $2 billion in time deposit accounts. BofI and Nationwide Bank expect to receive regulatory approval and complete the deposit acquisition and transfer during the fourth quarter of 2018.
“We are excited to welcome Nationwide Bank’s nearly 100,000 deposit customers to BofI,” began Gregory Garrabrants, President and Chief Executive Officer of BofI Holding, Inc. “Our track record of successfully completing similar transactions with Principal Bank and H&R Block provide us with a high degree of confidence that we will have a seamless transition. We look forward to offering Nationwide Bank customers our full suite of consumer, commercial and small business banking products and services once the transaction closes.”
“BofI is a strong and stable institution with many similarities to Nationwide Bank. Both companies are direct, digital banks with a customer-centric approach to banking,” said Terrance Williams, Chief Marketing Officer and President of Emerging Businesses for Nationwide. “Because of these similarities, as well as BofI’s depth of product offerings and history of successful transitions, we feel confident that it’s the right partner to provide banking services to our customers going forward.”
A deposit premium commensurate with the fair market value of the deposits purchased will be funded from excess capital at the Bank. The Company expects the transaction to be immediately accretive to earnings and tangible book value.
About Nationwide
Nationwide, a Fortune 100 company based in Columbus, Ohio, is one of the largest and strongest diversified insurance and financial services organizations in the U.S. and is rated A+ by both A.M. Best and Standard & Poor’s. The company provides a full range of insurance and financial services, including auto, commercial, homeowners, farm and life insurance; public and private sector retirement plans, annuities and mutual funds; banking and mortgages; excess & surplus, specialty and surety; pet, motorcycle and boat insurance. For more information, visit www.nationwide.com.
About BofI Holding, Inc.
BofI Holding, Inc. (NASDAQ: BOFI) is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $9.5 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, and the KBW Nasdaq Financial Technology Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI and Nationwide Bank's receipt of regulatory approval and ability to complete the deposit transaction, BofI's financial prospects and other projections of its performance and asset quality, BofI's ability to grow and increase its business, diversify its lending, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation our ability to successfully combine and integrate the assumed deposits from Nationwide Bank and our ability to do so without disrupting our ongoing business. These and other risks and uncertainties detailed in BofI's periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Phone: 1-858-649-2218
Email: jlai@bofi.com